1

UBS AG London Branch
5 Broadgate
London
EC2M 2QS
Allen & Overy LLP
Apollolaan 15
Amsterdam 1076 AB Amsterdam
Tel +31 20 674 1000
Fax + 31 20 674 1111
Our ref 0036335 - 0000808
22 October 2021
Dear Sir or Madam

UBS AG SEC registration as a non-resident security-based swap dealer

1.

BACKGROUND
1.1

We understand that UBS AG, a bank authorised in Switzerland, is seeking to register with the United
States ( US
) Securities and

Exchange Commission (
SEC
) as a non-resident

security-based swap (
SBS )
dealer ( SBSD ).
1.2

To register as an SBSD with the SEC, a non-resident SBSD
1

such as UBS AG must attach an opinion
of counsel to Form SBSE, SBSE-A or SBSE-BD affirming that the SBSD can, as a matter of law:
(a)

provide the

SEC with

prompt access

to the

relevant books

and records

as defined

in paragraphs
3.3 and 3.5 ( Covered Books and Records
); and

(b)

submit to on-site

inspection and examination

of its Covered

Books and Records by

the SEC
( On-Site Inspection ).
1.3

Associated persons of UBS

AG located in the

Netherlands who effect

SBS transactions on behalf

of
UBS

AG

will

be

employed

by

the

Dutch

branch

of

UBS

Europe

SE

(
UBS

ESE

NL
)

which

is

a
subsidiary of

UBS incorporated in

Germany and authorised

to provide

services in Germany

and the
Netherlands (among

other jurisdictions).

Accordingly,

UBS ESE

NL will

maintain certain

Covered
Books and Records in the Netherlands on behalf of UBS AG.

1.4

You have asked us to issue

an opinion affirming

that (a) UBS

AG will be

able to provide

the SEC with
prompt

access

to

its

Covered

Books

and

Records

that

are

maintained

by

UBS

ESE

NL

in

the
Netherlands and

(b) UBS

ESE NL

can

submit to

On-Site Inspection

by the

SEC of

UBS AG’s Covered
Books and Records it maintains on behalf of UBS AG,

in each case in accordance with paragraph 1.2
above.
2

1
    In the case of a corporation, an SBSD will be “non - resident” if it is incorporated in or has its principal place of business in any place not in the United States (see 17 Code of Federal Regulations ( CFR ) § 240.15Fb2-4(a)(2)). As UBS AG is incorporated in Switzerland, UBS AG fulfils this definition of a “non-resident” SBSD.
2
    In accordance with Assumption 10
in Annex 2, this

opinion does not cover the

direct provision of Covered

Books and Records by

UBS ESE

NL to the SEC as this information will instead be provided

to UBS AG London Branch and sent by UBS AG London

Branch to the SEC.

Allen &

Overy LLP

is a

limited liability

partnership registered

in England

and Wales

with registered

number OC306763.

It is

authorised and

regulated by

the Solicitors

Regulation
Authority of England and Wales.

The term partner is used to

refer to a member of Allen &

Overy LLP or an employee or

consultant with equivalent standing and qualifications.

A list
of the members of Allen & Overy LLP and of the non-members who are designated as partners is open to inspection at its registered office, One Bishops Square, London E1 6AD.
Allen & Overy LLP or an affiliated undertaking has an office in each of: Abu Dhabi,

Amsterdam, Antwerp, Bangkok, Beijing, Belfast, Bratislava, Brussels, Budapest, Casablanca, Dubai,
Düsseldorf, Frankfurt, Hamburg, Hanoi, Ho Chi Minh

City, Hong Kong, Istanbul, Jakarta (associated office), Johannesburg, London, Los Angeles,

Luxembourg, Madrid, Milan, Moscow,
Munich, New York, Paris, Perth,

Prague, Rome, São Paulo, Seoul, Shanghai, Silicon Valley,

Singapore, Sydney, Tokyo,

Warsaw, Washington,

D.C. and Yangon.

1.5

This opinion is structured as follows:
(a)

Section 2:

Summary of opinion;

(b)

Section 3:

Scope, assumptions and qualifications;

(c)

Section 4:

Revisions to applicable law;
(d)

Section 5:

Reliance and confidentiality;
(e)

Annex 1: Opinion; and
(f)

Annex 2: Assumptions.

2.

SUMMARY OF OPINION
Subject to the assumptions and qualifications below, it is our opinion that:
2.1

UBS ESE NL can,

as matter of applicable

Dutch law, submit to On-Site Inspection

by the SEC. There
is no restriction on UBS ESE NL submitting to On-Site Inspection by the SEC. The remainder of this
opinion focuses

on UBS

ESE NL’s

ability to

disclose information

contained in

Covered Books

and
Records to the

SEC in the course

of On-Site Inspection in

the Netherlands and the

ability to provide
UBS AG London Branch with prompt access to Covered Books and Records.
2.2

UBS ESE

NL can,

as a

matter of

applicable Dutch

law, provide the

SEC with

prompt access

to Covered
Books and Records held

by UBS ESE NL

in the Netherlands

either by disclosure of

Covered Books
and Records

to UBS

AG London

Branch for

the purpose of

providing information to

the SEC

or to
the SEC in the course of On-Site Inspections in the Netherlands.
3

Data Protection
4

2.3

Disclosures of personal data (particularly special categories of data or criminal data) relating to UBS
ESE

NL’s

clients

and

staff

are

subject

to

certain

restrictions

under

the

Data

Protection

Laws,
particularly where this involves a cross-border transfer

to a non-EEA country or

territory the EU has
not

found to

have an

‘adequate’ data

protection regime.

However,

there are

certain legal

bases for
making

disclosures,

and

derogations

from

the

prohibition

on

international

transfers,

that

would

be
available to UBS ESE NL’s

were it to be required by the

SEC to make available personal data either
by disclosure of

Covered Books and

Records to UBS

AG London Branch

for the purpose

of providing
information to the SEC or to the SEC in the course of On-Site Inspections in the Netherlands.
2.4

We anticipate that the legitimate interests legal basis for processing is likely to be the most applicable
ground under

the GDPR

(and the

Dutch Implementation

Act) to

enable disclosure

of and

access to
Covered Books and Records to UBS AG London Branch for the purpose of providing information to the SEC

and to

permit On-Site

Inspection.

To

the extent

that UBS

ESE NL

relies on

the legitimate
interest legal

basis, it

will also

need to

take into

account the

guidance of

the Dutch

Data Protection
Authority ( Autoriteit Persoonsgegevens, the Dutch DPA
) to satisfy

the conditions

for processing.
5

We
note that UBS ESE NL would need to assess the ability to rely on this legal basis in each case.
3

Where a restriction on the

ability to transfer personal

data applies, consent from

the individual, validly given

in accordanc
e with the relevant
standard for

consent under

each applicable

legal obligation,

would allow

for such

information to

be lawfully

transferred to

the SEC

or
disclosed to the SEC during On-Site Inspection. Please

note that valid consent is assumed in Assumption 6.

4
    Please refer to section 1 of Annex 1 for def
initions of Data Protection Laws, GDPR, and the Dutch

GDPR Implementation Act.

5

Dutch

DPA,

“Standard

explanation

legal

basis

‘legitimate

interest’”,(
Normuitleg

grondslag

‘gerechtvaardigd

belang’
)

(see
<https://autoriteitpersoonsgegevens.nl/sites/default/files/atoms/files/normuitleg_gerechtvaardigd_belang.pdf>

accessed

21

September
2021) (only available in Dutch)
.

0036335-0000808 UKO1: 2005491828.9

Duties of confidentiality under Dutch law
2.5

There

are

no

legal

obligations

from

a

Dutch

law

perspective,

other

than

the

data

protection

legal
obligations

set

out

in

paragraph

2.3

to

2.4

above,

that

prohibit

UBS

ESE

NL

from

providing

any
information to the SEC,

either when providing the

SEC with access to Covered

Books and Records or
when permitting

an On-Site

Inspection. However,

there is

a remote

risk that

an individual of

whom
information

is

disclosed

brings

an

action

on

the

basis

of

a

wrongful

act

(
onrechtmatige

daad
).
6

Whether such action will be successful depends on the circumstances at hand.

Privacy and Human Rights
2.6

Protection

for

the

general

fundamental

right

to

“
respect

for

private

and

family

life,

home

and
correspondence
” is

enshrined in

Article 8

of the

European Convention

on Human

Rights (
ECHR ).
This right

is directly

applicable in

the Netherlands.

Actions in

respect of

Article 8

ECHR require

a
separate cause of action, such as an action arising

from a wrongful act or other legal obligation, such
as under the Data Protection Laws.

2.7

Article 8 ECHR is, as it were, the

legal foundation on which the GDPR

has been based. The GDPR is
detailing the fundamental

right laid down

in Article 8

ECHR. Thus, Article

8 ECHR and

the GDPR
are intertwined with each other. As long as

the provision of information to the SEC by UBS ESE NL
falls entirely within the scope of and is in compliance

with the Data Protection Laws, we consider the
general fundamental right set out in Article 8 ECHR will be protected.

This summary opinion is not a substitute for the full expression of our views set out in Annex 1.
3.

SCOPE, ASSUMPTIONS AND QUALIFICATIONS
3.1

This opinion relates solely to access provided to the SEC

by UBS AG, through its London Branch, of
Covered

Books

and

Records

held

on

its

behalf

by

UBS

ESE

NL

in

the

Netherlands

and

On-Site
Inspection of

UBS ESE

NL by

the SEC

in the

Netherlands.

This opinion

applies equally

to remote
access from

the United

States to

Covered Books

and Records

held in

the Netherlands.

This opinion
excludes books and

records held in

the US. Where

matters considered in

this opinion are

not governed
by laws applying to the entirety

of the Netherlands,

this opinion relates solely to

matters of Dutch law
and European Union ( EU ) law that is directly applicable in the Netherlands (i.e. regulations pursuant to Art. 288(2) of the Treaty on the Functioning of the European Union).
3.2

This opinion has been prepared in accordance with UBS AG’s specific instructions as to the scope of the opinion.

For this purpose you have issued us

with guidance from a third party US

law firm which
we have used to inform the scope of our opinion.
6

We

assume there are no

contractual confidentiality clauses in place

betwee
n UBS ESE

NL and any other

party, see

also paragraph 2.3 of
Annex 1 and Assumption 12 as set out in Annex 2.

0036335-0000808 UKO1: 2005491828.9

3.3

This opinion

only covers

access to

and the

On-site Inspection

of Covered

Books and

Records.

Covered
Books and Records include only those books and records which:
(a)

relate to the

US business
7

of the non-resident

SBSD.
8

These are the

records that relate

to an
SBS that is either:
(i)

entered into, or offered to be entered into, by or on behalf of the non-resident SBSD,
with a

“U.S. Person” as

defined in

17 CFR

§ 240.3a71-3(a)(4)
9

(
US Person ) (other
than an SBS conducted through a foreign branch of such US Person
10
); or
(ii)

arranged, negotiated, or executed by

personnel of the non-resident SBSD

located in a
branch in the United States ( US branch
) or office or by personnel

of an agent of the
non-resident SBSD located in a US branch or office;
11

or
(b)

constitute

financial

records

necessary

for

the

SEC

to

assess

the

non-resident

SBSD’s
compliance with the SEC’s margin and capital requirements, if applicable.
12

3.4

Further

to

Assumption

1,

this

opinion

is

limited

to

those

types

of

records

that

are

relevant

to
prudentially regulated SBSDs,

which excludes financial

records as noted

in paragraph 3.3(b)

above.

For this opinion, the term “Covered Books and Records” extends to these record types alone.
3.5

This opinion covers data relating to:

(a)

SBS transactions with concluded

between UBS AG (through

its associated persons employed
by UBS ESE NL) and US Person counterparties,

insofar as this data is held on

behalf of UBS
AG by

UBS ESE

NL (e.g.

voice recordings

and client

communications) (these

transactions
will be concluded

by staff of

UBS ESE NL

acting in the

name and for

the account of

UBS AG
London

Branch

and

so

some

data

relating

to

such

transactions

will

be

held

by

UBS

AG
London Branch

in the

United Kingdom

(
UK
)

– access

to Covered

Books and

Records and
On-Site

Inspections

by

the

SEC

of

data

that

is

held

in

the

UK

is

not

within

scope

of

this
opinion); and

(b)

The activities of the staff of UBS ESE NL pertaining to UBS AG’s

SBS transactions that are
also arranged,

negotiated, or

executed by

personnel of

UBS AG

located in

a US

branch or
office or by

personnel of an agent

of UBS AG located in

a US branch or

office (irrespective
of whether UBS AG’s counterparty is a US Person or a non-US Person).

This opinion

only covers

transactions entered

into by UBS

AG where

UBS ESE

NL is acting

on behalf
of UBS AG.

This opinion does

not cover data

relating to SBS

transactions concluded between

UBS
ESE

NL

and

its

own

counterparties

(even

though

UBS

ESE

NL

may

be

relying

on

the

counting
exemption set out in 17 CFR § 240.3a71-3(d) for such transactions, we are instructed that this data is not relevant for the

purposes of 17 CFR

§ 240.15Fb2-4(c) and so this

data is not within

the scope of
this opinion).

7
    As defined in 17 CFR §240.3a71 - 3(a)(8).
8
    Cross - Border Application of Certain   [SBS] Requirements, 85 Fed.   Reg. 6270, 6296 (Feb. 4, 2020) (the SEC Guidance
).

9

A “U.S. person” means any person that is “(i) a natural person resident in the U.S.; (ii) a partnership, corporation, trust,
investment vehicle,
or other legal person organized, incorporated, or established under the laws of the United States or having its principal place of business in the United States; (iii) an

account (whether discretionary or non-discretionary) of a

U.S. person; or (iv) an estate

of a decedent who was a
resident of the United States at the time of death.” 17 CFR

§ 240.3a71-3(a)(4).
10

A “foreign branch” means “any branch of

a U.S. bank if: (i)

the branch is located outside of the

United States; (ii) the bran
ch operates for
valid business

reasons; and

(iii) the

branch is

engaged in

the business

of banking

and is

subject to

substantive banking regulation

in the
jurisdiction where located.” (17 CFR § 240.3a71-3(a)(2)). An “SBS conducted through a foreign branch” means an SBS that is “arranged,
negotiated, and executed by

a U.S. person through

a foreign branch of such

U.S. person if: (A) the

foreign branch is the counterparty

to such
security-based swap transaction; and (B) the security-based swap transaction is arranged, negotiated, and executed on behalf of the foreign branch solely by persons located outside the United States.” (17

CFR § 240.3a71-3(a)(3)(i)).
11
    17 CFR   §   240.3a71 - 3(a)(8)(i)(B).
12

The requirement

set out

in this

paragraph 3.3(b)

does n
ot apply

to UBS

AG because

it is

not

subject to

the SEC’s

margin and

capital
requirements as it is assumed that UBS AG has a prudential

regulator – please see Assumption 1 set out in Annex

2.

0036335-0000808 UKO1: 2005491828.9

3.6

The issues

addressed in

this opinion

apply equally

across the

different document

types which

constitute
the Covered Books and

Records based upon the

information actually contained

in each of the relevant
Covered Books and Records.

We have not examined any such documents or records.

3.7

In giving this opinion, we have made the further assumptions set out in Annex 2.

3.8

No opinion is expressed on matters of fact.

3.9

As a

practical matter,

it may

be particularly

difficult to

establish that

consent is

freely given

where
information relates

to UBS ESE

NL staff because

consent is very

difficult to rely

on in an

employment
context, due to the inherent imbalance of power between an employer and its staff (for example, staff may

believe

there

could

be

negative

consequences

should

they

refuse

to

give

consent).

Further,
consent will only be valid if UBS

ESE NL offers its staff

a genuine choice over how the data is

used
and

will

only

continue

to

be

an

appropriate

legal

basis

if

UBS

ESE

NL

also

offers

its

staff

the
opportunity to withdraw consent

at any time.

Where consent is relied

upon in this opinion,

it is on the
basis that this practical matter has been overcome.

Where consent is not available as a legal basis for
disclosure (including where valid consent

cannot be obtained), UBS

ESE NL may be

able to rely on
an alternative basis for disclosure (e.g. the legitimate

interest exception).
4.

REVISIONS TO APPLICABLE LAW

4.1

We

note

that

the

SEC

rules
13

require

a

non-resident

SBSD

to

re-certify

within

90

days

after

any
changes in the legal or regulatory framework that would:
(a)

impact the ability of the SBSD to provide prompt access to its Covered Books and Records;

(b)

impact the

manner in

which it

would provide

prompt access

to its

Covered Books

and Records;
or
(c)

impact the ability of the SEC to conduct On-Site Inspections.
4.2

Upon a change in law or regulatory framework of the sort outlined in paragraph 4.1 above, the SBSD
is required to submit a revised opinion describing how, as a matter of law,

the SBSD will continue to
meet its obligations.

4.3

This opinion relates solely to the laws of the Netherlands

and EU law that is directly applicable in the
Netherlands (i.e. regulations pursuant to

Art. 288(2) of the Treaty on the Functioning

of the European
Union),

in

each

case,

in

force

as

at

the

date

of

this

opinion.

We

have no

obligation to

notify

any
addressee of any change in any applicable law or its application after the date of this opinion.
5.

RELIANCE AND CONFIDENTIALITY
5.1

This opinion is given

for the sole benefit of

the addressee.

It may not be relied

upon by anyone else
without our prior written consent.
5.2

This

opinion

is

not

to

be

disclosed

to

any

person

outside

of

UBS

AG’s

group

or

used,

circulated,
quoted or otherwise referred to for any other purpose.

However, we agree that a copy of this opinion
letter may be disclosed:

(a)

where

disclosure is

required

or

requested

by

any

governmental, banking,

taxation

or

other
regulatory authority or similar body having jurisdiction over

UBS AG (including to the SEC
as

part

of

UBS

AG’s

SBSD

registration

application) or

by

the

rules

of

any

relevant

stock
exchange or pursuant to any applicable law or regulation; and

13
    17 CFR § 240.15Fb2 - 4(c)(2).

0036335-0000808 UKO1: 2005491828.9

(b)

to

UBS

AG’s

affiliates,

and

any

of

their

officers,

directors,

employees,

auditors,

insurers,
reinsurers, insurance brokers and professional advisors (in their capacity as such).
5.3

Any such disclosure

must be made

on the basis

that it is

for information purposes

only,

no recipient
may rely

on this advice,

no client-lawyer relationship between

us and the

recipient arises following,
or as a

result of,

any such

disclosure.

We assume no duty

or liability

to any

recipient, and

any recipient
under paragraph 5.2(b) above will be subject to the same restrictions on disclosure as set out above.
5.4

We

assume no obligation

to advise

you or

any other person

or to

make any

investigations as to

any
legal

developments

or

factual

matters

arising

subsequent

to

the

date

hereof

that

might

affect

the
opinions expressed herein.

Yours

faithfully,

Allen &Overy LLP

0036335-0000808 UKO1: 2005491828.9

ANNEX 1
OPINION
1.

DATA

PROTECTION
1.1

The

General Data

Protection Regulation

2016/679 (
GDPR
),

and the

implementation thereof

in

the
Dutch

GDPR

Implementation

Act

(
Uitvoeringswet

Algemene

verordening

gegevensbescherming
)
(together, the Data Protection Laws
) will apply to UBS ESE NL’s

disclosure of Covered Books and
Records to UBS AG

London Branch for the

purpose of providing information to

the SEC and to

the
SEC in the

course of On-Site Inspections,

to the extent that

these comprise or contain

personal data.
Personal

data

is

data

relating

to

an

identified

or

identifiable

living

individual,

so

may

extend

to
information on UBS ESE NL’s

staff as well as clients.

1.2

Under

the

Data

Protection Laws,

specific

additional restrictions

apply

for

data

relating

to

criminal
convictions and

offences.

These laws

also impose

heightened restrictions

on the

processing of

‘special
category

personal

data’

–

this

is

data

that

reveals

racial

or

ethnic

background,

political

opinions,
religious or philosophical beliefs, or trade union membership, genetic data, biometric data when used for ID

purposes, health

information, data

concerning sex

life or

sexual orientation.

As special

category
data are

less likely

to be

relevant in

the context

of UBS

ESE NL’s

disclosures to the

SEC, the laws
applicable to this data have not been considered in detail in this opinion.
1.3

Key restrictions

in the

Data Protection

Laws relating

to UBS

ESE NL’s

ability to

disclose personal
data to the SEC are set out below.
Legal basis for the disclosure
1.4

UBS ESE NL requires a legal basis under Article 6 GDPR to disclose personal data to the SEC in the
course

of

On-Site Inspections

and to

provide

UBS

AG London

Branch

with

access

to

its

Covered
Books and Records for the purpose of providing information to the SEC.

Data cannot be disclosed if
doing so would

breach another legal requirement.

Whilst there are a

number of Article 6

legal bases
on

which

UBS

ESE

NL

may

seek

to

rely,

none

on

its

own

is

so

comprehensive

as

to

cover

all
disclosures

of personal data to

the SEC, so UBS

ESE NL will

need to consider the

most appropriate
legal basis to apply to any given situation.
1.5

The Article 6 legal bases most applicable to UBS ESE NL, together with their respective limitations,
are as follows:
(a)

Consent (Article 6(1)(a))
: In order for consent

to be valid under the

Data Protection Laws, it
must satisfy

the high

standard of

being a

freely-given, specific,

informed and

unambiguous
indication of wishes.
14

(b)

Legitimate interests

(Article 6(1)(f))
: This

is one

of the

more flexible

legal bases

for processing
that

can

apply

to

a

multitude

of

purposes.

The

Dutch

DPA

interprets

this

legal

basis

very
strictly.

The

Dutch

DPA

has

previously

issued

an

opinion

that

compliance

with

(foreign)
regulatory

obligations could

qualify

as

legitimate

interests.

The

Dutch DPA

has

given

this
view in

relation to

foreign whistleblowing

requirements.
15

The Dutch

DPA states that

(foreign)
legal

obligations

could

qualify

as

a

legitimate

interest,

and

that

the

consequences

for

the
14

Please also refer to limitations

on the applicability of

consent discussed in paragraph
3.9   of section   3 :
scope, assumptions and

qualifications
.
Please note that valid consent is assumed at Assumption

5 in Annex 2.
15

Dutch DPA,

Whistle blowing
–   opinion D
utch DPA,

January 2006. Please

note that this

opinion was issued

under the predecessor of

the
GDPR (Directive 95/46/EC of the European Parliament and of the Council of 24 October

1995 on the protection of individuals with regard
to

the

processing

of

personal

data

and

on

the

free

movement

of

such

data)

(see

<
https://autoriteitpersoonsgegevens.nl/sites/default/files/downloads/uit/z2004-1233_opinie_whblowing.pdf> accessed 21 September

2021).
As the “legitimate interest” legal

basis was also included in this

predecessor, we expect that the opinion of

the Dutch DPA in relation hereto
remains the same.

0036335-0000808 UKO1: 2005491828.9

companies

in

case

they

cannot

comply

with

these

obligations

will

have

to

be

taken

into
account. To rely on the legitimate interests ground, UBS ESE NL must:

(i)

identify its, or a third

party’s
legitimate interest

(this can include individual

interests
or

broader

societal

benefits)

in

complying

with

the

SEC’s

disclosure

request.

The
Dutch DPA

specifically states

in its

guidance that

‘meeting obligations

imposed on
an entity

or institution’

qualifies as

a legitimate

interest
16
. The

Dutch DPA emphasizes
that

the

interest

must

be

real,

concrete

and

direct,

and

can

be

both

tangible

and
intangible. According to the Dutch DPA, a general interest such as ‘society’ does not qualify as a legitimate interest;

(ii)

show that the disclosure of documents

by UBS ESE NL to the

SEC is
necessary

for
achieving these legitimate interests; and

(iii)

balance these legitimate

interests against the

competing interests, rights

and freedoms
of the individuals concerned, and satisfy itself

that those interests do not outweigh its
own. If

individuals would

not reasonably

expect the

disclosure, or

if the

disclosure
would

cause

unjustified

harm

to

the

individuals,

the

interests

of

those

individuals
would likely override the interests of UBS ESE NL or the third party.
An individual

has the

right to

object on

grounds relating to

his or

her particular

situation to
the disclosure of their personal data

to the SEC under this basis for

processing, and UBS ESE
NL would then need to

demonstrate ‘compelling’ legitimate grounds to process the

data that
override the rights, freedoms and interests of that individual.
The balancing of

legitimate interests against

the competing interests,

rights and freedoms

of
the

individuals

concerned should

be

made

on

a

case-by-case

basis

and

should

consider all
available facts.

In particular, Recital

47 of

the GDPR

states that,

when balancing

their interests
against

those

of

the

individuals

concerned,

controllers

should

take

into

account

“
the
reasonable expectations

of data

subjects based

on their

relationship with the

controller
”. With
this

in

mind,

UBS ESE

NL may

argue

that

its interests

are

not

outweighed by

those

of

its
clients or its employees on the basis that:
(A)

clients are

aware, due

to

statements contained

in their

terms

of business

with UBS
AG,

of

the

US

nexus

when

they

engage

in

SBS

transactions

and,

due

to

their
understanding as

sophisticated investors,

that regulatory

oversight will

be exercised
by

the

SEC,

which

may

entail

certain

information

regarding

their

transactions,
including in some cases their personal data, to be disclosed to the SEC;

and
(B)

the employees whose

personal data may

be disclosed to

the SEC understand

their role
will involve SEC

oversight due

to their being

classified as

‘associated persons’

for the
purposes of SBS

transactions and understand

that, as a

result, certain of their

personal
data

may

be

disclosed

to

the

SEC.

More

specifically,

each

associated

person

is
required

to

complete

an

‘SBS

associated

person

questionnaire’,

which

provides
advance notice that

their activities may

involve the

disclosure of their

personal data
to the SEC and

potentially require them to undertake

interviews with the SEC. Each
employee that is an

associated person is also

required to agree or

acknowledge their
understanding

that

their

data

may

be

provided

to

the

SEC

in

connection

with

the
SEC’s oversight of SBS transactions.

16

Dutch

DPA,

“Standard

explanation

legal

basis

‘legitimate

interest’”,(
Normuitleg

grondslag

‘gerechtvaardigd

belang’
)

(see
<
https://autoriteitpersoonsgegevens.nl/sites/default/files/atoms/files/normuitleg_gerechtvaardigd_belang.pdf>

accessed 21 September

2021
)
(only available in Dutch) .

0036335-0000808 UKO1: 2005491828.9

In addition, while focused on

the relationship between the SEC

and the ECB, the existence of
the Memorandum of Understanding entered into by the

SEC and the European Central Bank
( ECB )
17

(the
ECB MoU )
18

arguably reflects an acceptance in the EU that the SEC

has a duty
to

regulate

SBS

markets

and

may

need

to

access

information,

including

personal

data,
maintained by financial institutions located in the Netherlands for this purpose.
19

Also relevant to this balancing of interests are that the SEC will:
(1)

restrict its

information requests

for, and

use of,

any information

to only

the information
that

it

requires

for

the

legitimate

and

specific

purpose

of

fulfilling

its

regulatory
mandate

and

responsibilities

and

to

prevent

and/or

enforce

against

potential illegal
behaviour, with the type

and amount of personal data requested being

targeted based
on risk and related to specific clients and accounts, and employees;
20

and
(2)

information,

data

and

documents

received

by

the

SEC

are

maintained

in

a

secure
manner and only disclosed pursuant to strict US confidentiality laws.
21

(c)

Disclosure

is

necessary

for

compliance

with

a

legal

obligation

to

which

UBS

ESE

NL

is
subject (Article 6(1)(c))
: There must be a

Dutch nexus in order for

UBS ESE NL to be able

to
rely on this

legal basis. Article

6(3) GDPR

requires that the

legal obligation

must be laid

down
by EU law or Dutch law, although this does not have to be an explicit statutory obligation, as long as the application of the law is foreseeable to UBS ESE NL as the person subject to it.
22

In the

context of

this legal

basis for

processing, an

SEC request

in

the absence

of

a EU

or
Dutch

legal

requirement

(e.g.

a

lawful

request

from

the

Dutch

Central

Bank

(
De
Nederlandsche

Bank,
DNB
)

or

the

Dutch

Authority

for

the

Financial

Markets

(
Autoriteit
Financiële

Markten
, AFM )
in

the

exercise

of

its

powers

under
the   Dutch   Financial
Supervision Act (
Wet

op het financieel toezicht
) or from another

European legislator) would
not justify the disclosure to

the SEC as being necessary

for compliance with such an

foreign
law obligation.
We further note that the ECB MoU does not create any legally binding obligations.
23

(d)

Disclosure is necessary

for the performance

of a task

carried out

in the public

interest (Article
6(1)(e))
:

According

to

the

Dutch

interpretation

of

this

legal

basis,

only

entities

who

are
performing a public

task or are vested

with public authority

are able to rely

on this legal basis.
European or

Dutch law must

lay down

these public

tasks or

the vested

public authority

and
designate the entity

who will carry

out these tasks,

and therefore may

be able to

process the
personal data

involved. In

general, only

(semi-)public institutions

will be

able to

base their
processing on this legal basis. The Dutch DPA acknowledges this view.
24

As a result, it

is not possible for

UBS ESE NL to

rely on this legal

basis. UBS ESE NL will
not be

performing a public

task, or vested

with authority under

Dutch law or

European law.
17
    As UBS Europe SE
qualifies as a “significant institution”

within the meaning of

Art. 6(4) of the Regulation

der (EU) No. 1024/2013 (the
Single Supervisory Mechanism Regulation
), it is, as regards prudential supervision, also

subject to direct supervision by the ECB.
18

The

Memorandum of

Understanding between

the

United States

Securities and

Exchange Commission

and

the

European Central

Bank
concerning consultation, cooperation and the exchange of information related to the supervision and oversight of certain cross-border over-
the-counter derivatives entities

in connection

with the

use of

substituted compliance by

such entities dated

16 August

2021 (available

at
https://www.bankingsupervision.europa.eu/legalframework/mous/html/ssm.mou_2021_sec~220403db9b.en.pdf).
19

For the avoidance

of doubt, we

note however that
the ECB MoU does

not stipulate

any exemptions from the

compliance with applicable
data protection rules under the GDPR, including from the

international transfer rules.
20
    Please r efer to Assumptions 6 and 8 in Annex 2, as well as Article II   and   paragraph 49 of the ECB MoU.
21
    Please refer to Assumption 9 in Annex 2, as well as paragraph 56 of the ECB MoU.
22
    Recital 41 GDPR.
23
    Article II paragraph 27 of the ECB MoU .
24

Dutch

DPA,
FAQ

“Are

you

allowed

to

process

personal

data?”,

(see
<https://autoriteitpersoonsgegevens.nl/nl/onderwerpen/algemene -
informatie-avg/mag-u-persoonsgegevens-verwerken> reviewed on

10 September 2021) (only available in Dutch).

0036335-0000808 UKO1: 2005491828.9

For the avoidance

of doubt, the

SEC will also

not be able

to rely on

this legal basis,

as their
powers are not laid down in either Dutch law or European law.

1.6

Based

upon

the

above,

the

legitimate

interests

legal

basis

for

processing

is

likely

to

be

the

most
appropriate Article 6 GDPR ground on which UBS ESE NL could rely in relation to its disclosure of
Covered Books and Records to the SEC and to permit On-Site Inspection.
1.7

It is

considered very

unlikely that

data included

in Covered

Books and

Records or

disclosed to

the
SEC during On-Site Inspections will include special categories of data.

Further, UBS ESE NL might
not

hold

all

information

described

in

17

C.F.R.

§§.18a-5(b)(8)(i)(A)

through

(H)

or

240.18a-
5(a)(10)(i)(A)

through

(H),

as

the

case

may

be

an

associated

person

who

is

not

a

US

Person.
25

However, to the extent that this

does occur, and such information

is held by UBS

ESE NL, in addition
to an Article

6 GDPR legal basis,

UBS ESE NL will

need to establish

an exemption under

Article 9
GDPR (and its

equivalent in

Articles 22 to

33 Dutch GDPR

Implementation Act) if

it discloses special
categories of data to the SEC, such as where it is necessary for the establishment, exercise or defence of legal claims. Other than valid consent,
26

the Article 9 GDPR exemption that is most

likely to apply
to disclosure

of Covered

Books and

Records is

“processing is

necessary for

the establishment,

exercise
or

defence of

legal claims

or

whenever courts

are

acting in

their

judicial capacity”

(Article 9(2)(f)
GDPR). Although

the Dutch

GDPR Implementation

Act has

included several

other exemptions

for
processing special categories of personal data, none of these additional bases is likely to be available
for disclosing special categories of personal data to the SEC by UBS

ESE NL.
1.8

Similarly as set out for special categories of personal data, UBS ESE NL processing of personal data
relating to criminal

convictions and offences

is highly restricted,

and can only

be disclosed when

there
is

an

exemption

set

out

in

Articles

32

or

33

Dutch

GDPR

Implementation

Act

applicable.

The
exemption most

likely to

apply to

disclosure of

Covered Books

and Records

is “processing

is necessary
for the establishment,

exercise or

defence of

legal claims

or whenever courts

are acting

in their judicial
capacity” (Article 32(d) Dutch

GDPR Implementation Act)
27
. Also, the Dutch GDPR

Implementation
Act

has

included

several

other

exemptions

for

processing

of

personal

data

relating

to

criminal
convictions and offences, however, none of these exemptions are likely to be available for disclosing
personal data relating to criminal convictions and offences to the SEC by UBS ESE

NL.

Data protection principles
1.9

In addition to establishing a legal basis for the disclosure, UBS ESE NL would need to ensure that its
disclosures are compliant with the remaining

requirements under the Data Protection Laws,

including
the data protection principles set out in Article 5 GDPR.

For example, UBS ESE NL must:
(a)

be

transparent with

those whose

personal data

is

to

be

disclosed to

the

SEC, who

must

be
provided

with

fair

processing

information

(usually

in

the

form

of

a

privacy

notice

or
statement);
(b)

with

respect

to

the

data

itself,

ensure

that

it

only

provides

personal

data

that

is

adequate,
relevant and limited

to what is

necessary in relation

to the purposes

of its regulatory

activities;

(c)

be careful to avoid participating

in ‘data dumps’ and should

consider withholding documents,
anonymising personal data

(or pseudonymising

data where full

anonymisation is not

possible)
and redacting personal data from documents as appropriate;
(d)

ensure that the data is accurate and, where necessary, kept up to date;
25
    As we understand, is as defined in 17 C.F.R. §240.3a71 - 3(a)(4)(i)(A).
26

Article 9(2)(a)

GDPR
  –
please also

refer

to limitations

on the

applicability of

consent discussed

in paragraph
3.9
of

section
  3 : scope,
assumptions and qualifications.
27
    See also A rticle 3 3 Dutch GDPR Implementation Act.

0036335-0000808 UKO1: 2005491828.9

(e)

keep the personal data

in a form that enables

identification of individuals for

no longer than is
necessary for the purposes for which the personal data is processed;

and
(f)

ensure

that

the

confidentiality

and

integrity

of

personal

data

is

maintained,

and

as

such,
implement appropriate security measures (e.g. encryption) to protect the personal data.
1.10

Whilst it is possible

that the SEC has

taken these principles

into account in its

request for access

to the
Covered Books and Records, responsibility remains with

UBS ESE NL to verify

this and implement
its own compliance measures.
International transfers
1.11

The general

principle in

the GDPR

is that UBS

ESE NL

may not

transfer personal

data to

a jurisdiction
outside the EEA,

unless it can satisfy a condition for the transfer as set out in Chapter V GDPR.

1.12

Article 45 GDPR allows UBS ESE NL to transfer personal data to a recipient outside the EEA where the transfer

is based

on adequacy

decision of

European Commission.

For the

purposes of

providing
Covered

Books

and

Records

to

UBS

AG

London

Branch,

the

adequacy

decision

of

the

European
Commission currently in effect in

respect of the UK
28

allows transfers of personal data

from the EEA,
including the Netherlands, to the UK to be made freely. Any transfer from UBS ESE NL to UBS AG
London

Branch

would

therefore

be

permitted

without

limitation

(provided

that

the

disclosure
otherwise complied with the EU GDPR).
1.13

It should be noted that

under Article 44 sent. 1, Recital

101 of the EU GDPR any

onward transfer of
UBS ESE NL’s

Covered Books and

Records by UBS AG

London Branch to

the SEC is

still subject
to

the

transfer

requirements

of

the

EU

GDPR.

In

this

regard

it

is

helpful

that

the

European
Commission’s adequacy decision

for the UK addresses onward

transfers from the UK and

notes that
the regime on international

transfers under the

UK GDPR
29

and UK Data

Protection Act 2018 is

“
in
substance identical
” to

the transfer

regime under

the EU

GDPR.
30

The primary

options available

to
UBS

AG

London

Branch

pursuant

to

this

EU

GDPR restriction

applicable to

UBS ESE

NL

when
disclosing UBS ESE NL’s

Covered Books and Records to the SEC in the US are as follows:

(a)

Derogations (Article 49)
: Where a transfer mechanism

adopted by the European

Commission
in respect

of the

US is

not available

(as is

currently the

case), derogations

for specific

situations
from the

transfer prohibition

are potentially

available under

EU GDPR

for facilitating

UBS
AG London Branch’s

transfer of personal

data contained in

UBS ESE NL’s

Covered Books
and Records to the SEC. The derogations include:
31

(i)

Consent:

In order to

be consent to

be valid under

the Data

Protection Laws, it

must
satisfy the

high standards

of being

a freely-given,

specific, informed

and unambiguous
indication of wishes.
32

(ii)

Legitimate

interests:

Article 49

GDPR makes

clear

that

reliance

on

the

derogation
based on

a compelling

legitimate interest,

may only

take place

if (A) the

transfer is
not repetitive,

(B) the transfer

concerns only

a limited

number of

data subjects,

(C) the
transfer is

necessary for

the purposes

of compelling

legitimate interests

pursued by
UBS

ESE

NL,

(D) UBS

ESE

NL’s

legitimate

interests

are

not

overridden

by

the
28

Commission Implementing Decision of 28.6.2021

pursuant to Regulation (EU) 2016/679 of the

European
Parliament and of the Council on
the adequate protection of

personal data by the United

Kingdom. Please note that

in the future the adequacy

decision may be withdrawn,

not
prolonged or restricted and that the current adequacy decision is limited to four years.
29

The General Data Protection Regulation

2016/679 as it forms part

of “retained EU law” as

defined in the European Union

(Withd
rawal) Act
2018 in the UK.
30

Paragraph 2.5.7, recitals (74)

and (75) of

the Commission Implementing Decision of

28.6.2021 pursuant to Regulation

(EU) 2016
/679 of
the European Parliament and of the Council on the adequate

protection of personal data by the United Kingdom.
31
    These dero gations should not

be considered a blanket approval for UBS ESE NL to transfer

data to the SEC under this basis.
32

Please also refer to limitations on the

applicability of consent discussed in paragraph

3.9 of section 3: scope assumptions a
nd qualificatio ns.
Please note that valid consent is assumed in Assumption

5 of Annex 2.

0036335-0000808 UKO1: 2005491828.9

interests

of

rights

and freedoms

of

the

individuals involved,

(E) UBS

ESE

NL

has
assessed all

the circumstances

surrounding the

data transfer,

and (F)

UBS ESE

NL
has, on

the basis

of that

assessment provided

suitable safeguards

with regard

to the
protection of

data. UBS

ESE NL

must also

ensure it

applies the

‘necessary’ test

to
ensure that only the personal data necessary for the SEC’s purposes is transferred.
UBS ESE NL should not rely on any of the

derogations for making transfers on a large scale
and/or in

a systematic manner,

and their use

must be considered

on a case-by-case

basis for
separate requests

of the

SEC,

with UBS

ESE NL

keeping records

of the

transfers that

evidence
the careful analysis that led them to rely on that derogation.

1.14

Access to Covered Books and

Records granted to the SEC

in the course of On-Site Inspections

would
not entail UBS ESE NL effecting an

international transfer and so restrictions in Chapter V of the

EU
GDPR would not apply to that situation.

1.15

AFM or DNB

route
: In certain

situations, for example where

UBS ESE NL

considers the transfer of
data to UBS AG London Branch for the purpose of providing information to the SEC to be high risk, it may

be possible

to arrange

for the

disclosure to

be made

to the

AFM or

DNB,

which could

then
transfer the data to the SEC in the

US. However, we note that there

is no administrative arrangement
to govern the

transfer of personal data

between the two regulators

and the SEC, that

aims to comply
with GDPR principles. As the AFM

or DNB are able to rely

on other derogations, such as

the transfer
is

necessary for

important reasons

of

public interest

(which is

not

available to

UBS ESE

NL), this
route

may

avoid

UBS

ESE

NL

being

responsible

for

ensuring

the

international

transfer

was

fully
compliant with the GDPR.
2.

DUTIES OF CONFIDENTIALITY UNDER DUTCH LAW

2.1

There is no bank secrecy obligation

laid down in Dutch law with

respect to data exchanged between

a
financial institution

and a

client.

Therefore, UBS

ESE

NL

is

not limited

in

providing

information
contained in

Covered Books and

Records to the

SEC and

in permitting the

SEC to

conduct On-Site
Inspections from

a Dutch

financial regulatory

law perspective.

Further,

Dutch law

does

not

have a
general blocking statute that prohibits UBS ESE NL from providing any data to the SEC.

2.2

Although there is

no obligation laid

down in Dutch

law that prohibits

UBS ESE NL

from providing
information contained

in Covered

Books and

Records to

the SEC

and in

permitting the

SEC to

conduct
On-Site

Inspections,

it

follows

from

Dutch

law

that

an

action

on

the

basis

of

a

wrongful

act
( onrechtmatige daad
) may

be brought

against UBS

ESE NL,

if the

following requirements

are met
(article 6:162 Dutch Civil Code):

(a)

there is a

wrongful act. The

following scenarios

are deemed

to be wrongful

acts: (i) a

violation
of a right; (ii) an act

or omission breaching a duty imposed by law

or a rule; or (iii) an

act or
omission breaching unwritten law pertaining to proper social conduct;

(b)

the wrongful act must

be attributable (
toerekenbaar
) to the party

who commits the wrongful
act;

(c)

the party against whom the wrongful act was committed suffers damages ( schade
);

(d)

there is causality between the

wrongful act committed and

the damages suffered (
causaliteit );
and

(e)

the violated

standard, as

set out

under paragraph

2.2(a) above,

serves to

protect against

the
damages suffered by the party against whom the wrongful act was committed ( relativiteit
).

0036335-0000808 UKO1: 2005491828.9

Whether such

action succeeds

depends highly

on the

circumstances at

hand, and

each disclosure

of
information should

be assessed

on a

case-by-case basis.

We believe however

that the

risk of

such claim
being honoured by a

court is remote if

the disclosure of

personal data is allowed

under the GDPR,

and
there is no applicable

confidentiality condition applicable between UBS ESE NL and its client.
33

2.3

UBS ESE NL should

take into account the

contractual terms agreed upon

with its client or

employers,
under which UBS ESE

NL could be prohibited from

disclosing any information contained

in Covered
Books and

Records to the

SEC and

in permitting the

SEC to

conduct On-Site Inspections.

We

have
assumed at Assumption 11 of Annex 2 that no such contractual terms exist.
3.

PRIVACY

AND HUMAN RIGHTS
3.1

Article 8

ECHR confers

a general

right to

“
respect for

his private

and family

life, his

home and

his
correspondence
”. This

right is

directly applicable

in the

Netherlands.
34

The right

to privacy

clearly
applies to

natural persons.

In certain

situations legal

persons,

such as

companies, have

been held

to
benefit from a right to privacy in

certain situations. The European Court

of Human Rights assumed in
a September

2014 case

that the

reputation of

a company

fell

under the

notion of

private life

under
Article 8 ECHR.
35

3.2

Article 8 ECHR

does not in

itself give rise

to a free-standing

cause of action

– instead an

action arising
from a

wrongful act
(onrechtmatige daad
), a

breach of

agreement or

other legal

obligation, such

as
under the

GDPR, must

be brought,

and the

court will

then be

obliged to

consider the

application of
Article 8 ECHR.

3.3

Article 8 ECHR is, as it were, the fundamental legal foundation on which the GDPR has been based.
The GDPR elaborates

on the applicable

principles of and

the rules on the

protection of natural

persons
when it

comes to

processing of

personal data.
36

The ECHR

can further

be relied

upon when

interpreting
this GDPR law if necessary. The GDPR can therefore

be seen as the regulation detailing

the right laid
down in

Article 8

ECHR, when it

comes to

the processing

of personal

data. The GDPR

and Article
ECHR cannot be seen entirely separately from each other.
Application and exceptions
3.4

Article 8 is a qualified right,

meaning that it can be breached

in accordance with Article 8(2) – that

is,
where doing so is:
(a)

in accordance with the law;
This

criterion

has

two

aspects:

the

measure

complained

about

must

have

some

basis

in
domestic law,

whether that is an act of parliament (
wet in formele zin
), delegated

legislation
or

case

law,

and

secondly,

that

the

domestic

law

has

to

be

sufficiently

precise

so

that

an
individual can foresee with a reasonable degree of certainty the consequences of their actions
or

the

circumstances

in

which

the

authority

may

take

a

particular

course

of

action.
37

The
relevant consideration

on the

first aspect

is the

legal basis

on which

the court

would allow
Article 8

ECHR to

be breached.

The second

aspect in

effect requires

that the

domestic law
cannot be so broad as

to enable arbitrary action.

In determining whether to

allow information
to be

provided to

the SEC,

the court

would have

to balance

the relevant

legal duty

with the
merits

of

permitting

disclosure.

These

duties

of

confidence

establish

limits

on

the

court’s
actions, thus preventing arbitrary action by the court.

33
    We refer to Assumption 13 as set out in Annex 2   regarding confidentiality conditions.
34
    Article 94 Dutch Constit ution law.
35

Firma EDV Für Sie, EFS Elecktronische Datenverarbeitung Dienstleistungs

GMBH v Germany

Application 32783/08.
36
    See also considerans (1) and (2) GDPR.
37
    Malone v UK [1984] ECHR 10 at 68.

0036335-0000808 UKO1: 2005491828.9

(b)

is necessary in a democratic society;

This criterion

is intended

to ensure

the proportionality

of an

intrusion into

private life.

To meet
this criterion, there must be a “ pressing social need ” for the interference, and the interference must be proportionate to that need.
38

and
(c)

in the interests

of national security,

public safety or the

economic well-being of the

country,
for

the

prevention

of

disorder

or

crime,

for

the

protection

of

health

or

morals,

or

for

the
protection of the rights and freedoms of others (i.e. a legitimate aim).
This

criterion

is

intended

to

ensure

that

the

purpose

of

an

intrusion

into

private

life

is
adequately serious so as to justify the intrusion.

3.5

As

the

GDPR

and

Article

8

ECHR

cannot

been

seen

entirely

separately

from

each

other,

and

the
provision of

information to

the SEC

by UBS

ESE NL

will, insofar

this contains

personal data,

fall
entirely within the scope of

the GDPR, we consider that

the criteria set out in

paragraph 3.5 are met,
as long as UBS ESE NL complies with the requirements set out in paragraphs

1.1 to 1.12 above.
38

Dudgeon v UK

(1982) 4 E.H.R.R. 149 at 164.

0036335-0000808 UKO1: 2005491828.9

ANNEX 2
ASSUMPTIONS
This opinion relies on the following assumptions:
1.

UBS AG has

a “prudential regulator”

as defined by

Section 3 of

the US Securities

Exchange Act of
1934.

As

such,

the

Covered

Books

and

Records

considered

in

this

opinion

are

limited

to

what

a
prudentially regulated SBSD must be able to share with the SEC.

2.

Additionally, in accordance with SEC Guidance at

85 FR 6297, books and records pertaining to SBS
transactions entered into prior to the date that UBS AG submits an application for registration are not
Covered Books and Records.

3.

In relation to each disclosure of information, UBS ESE NL will assess each disclosure to the SEC on a case-by-case basis and will verify, for each disclosure of information based on the circumstances at hand, whether

all requirements

under Dutch

law, including but

not limited

to the

Data Protection

Laws,
are met.

4.

Where transfers of

personal data are

made to the

SEC in the

absence of an

adequacy determination,
such disclosure will

be made in

compliance with Articles 44
et seq
. of the

EU GDPR and

limited to
what

is

necessary

for

the

purpose

of

the

transfer

(i.e.

compliance

with

the

principle

of

data
minimisation, e.g. by applying less intrusive processing

activities such as redaction).
5.

UB ESE NL or, as the case may be, UBS AG has obtained

any necessary prior consent of the persons
(e.g .
,

counterparties,

employees)

whose

information

is

or

will

be

included

in

Covered

Books

and
Records in order

to provide the

SEC with access

to its Covered

Books and Records

or to allow

On-
Site

Inspections,

to

the

extent,

as

considered

in

this

opinion,

such

consent

would

constitute

valid
consent and such

consent has not

been withdrawn.

Insofar as Covered

Books and Records

relate to
employees of UBS ESE NL,

such employees are “associated persons” of UBS AG

for purposes of 17
CFR §

240.18a-5(b)(8)

who have agreed

to sharing

of their

personal/employment information with
the SEC in the event of a request for information from the SEC.

6.

The SEC will restrict

its information requests

for, and use of, any information

pursuant to its access

to
Covered Books

and Records and

On-Site Inspections to

only the

information that

it requires

for the
legitimate and specific purpose of fulfilling

its regulatory mandate and responsibilities by

evaluating
compliance with

legal obligations

designed to

ensure the proper

legal administration

of SEC-regulated
firms (which includes regulating,

administering, supervising, enforcing

and securing compliance with
the

securities or

derivatives laws

in its

jurisdiction) and

to

prevent and/or

enforce against

potential
illegal behaviour.

7.

Similarly,

UBS

ESE

NL

will

ensure

that

its

disclosures

are

compliant

with

the

data

protection
principles set out in Article 5 GDPR.
39

We understand that UBS’

general experience in responding to
information requests from the SEC (or other US and

non-US regulators) leads it to maintain a belief,
which it considers to be reasonable, that

UBS ESE NL can and (subject to

any changes in applicable
law and regulation

and/or the

approach of relevant

regulators, including the

Dutch DPA) will continue

to be able

to comply with

these data protection

principles in the

course of making disclosures

of the
sort

required

when

providing

access

to

Covered

Books

and

Records

and

submitting

to

On-Site
Inspection.
40

8.

It is the SEC's

practice to limit the type

and amount of personal data

it requests during examinations
to targeted

requests based

on risk

and related

to specific

clients and

accounts, and

employees.

The
requested

information

may

include

some

limited

criminal

records

data

and

‘special

category

data’
39

These principles are set out in Annex 1 at paragraph

1.9.

40
    See the SEC   G ui dance at 85 FR 6298 .

0036335-0000808 UKO1: 2005491828.9

under the GDPR (as described in paragraph 1.2 of Annex 1 to

this opinion).

We understand that

this
aligns with UBS’

general experience in responding

to information requests

from the SEC,

leading it
to

maintain

a

belief,

which

it

considers

to

be

reasonable,

that

this

assumption is,

and

will

remain,
accurate

(subject

to

any

changes

in

applicable

law

and

regulation

and/or

the

approach

of

relevant
regulators, including the Dutch DPA).
41

9.

Information, data and documents received

by the SEC are

maintained in a secure manner

and, under
strict

US

laws

of

confidentiality,

information

about

individuals

cannot

be

onward

shared

save

for
certain

uses

publicly disclosed

by

the

SEC, including

in

an

enforcement proceeding,

pursuant to

a
valid and non-exempt US Freedom of

Information Act (
FOIA ) request,
42

pursuant to a lawful request
of the

US Congress

or a

properly issued

subpoena, or

to other

regulators who

have demonstrated

a
need for the information and provide assurances of confidentiality.
10.

Any data held by UBS ESE NL that is subject to a disclosure request from the SEC, either by way of access or On-Site Inspection, will be held by UBS

ESE NL in the Netherlands.

Whilst UBS ESE NL
will be subject to direct On-Site Inspection

by the SEC in the Netherlands,

UBS ESE NL will provide
access to its Covered

Books and Records (beyond On-Site

Inspections) to UBS AG London

Branch,
rather than providing this access directly to the SEC.
11.

No confidentiality condition which would restrict

disclosure to the SEC is

applicable in any contract
between UBS ESE NL and

the individual (either a legal entity

or a natural person) whose information
will

be

included

in

Covered

Books

and

Records

made

available

to

the

SEC

or

subject

to

On-Site
Inspection by the SEC.
12.

All terms of

business entered into

with clients conducting

SBS transactions contain clear

statements
such that

clients are

aware that

that regulatory

oversight will

be exercised

by regulatory

authorities
and that

information regarding

their transactions,

including their

personal data,

can be

disclosed to
regulatory authorities (for example, clause 10, and

in particular clause 10(b) of the terms

of business
for professional clients and eligible counterparties (March 2019)
43
).
13.

UBS AG does not include the information

described in 17 C.F.R. §§.18a-5(b)(8)(i)(A) through (H) or
240.18a-5(a)(10)(i)(A)

through

(H),

as

the

case

may

be,

in

questionnaires

or

applications

for
employment

executed

by

an

associated

person

who

is

not

a

US

Person

(as

defined

in

17

C.F.R.
§240.3a71-3(a)(4)(i)(A)), unless UBS

AG is required to

obtain such information under

applicable law
in the jurisdiction in which

the associated person is employed

or located or obtains such

information
in conducting a background check that is customary for UBS AG in that jurisdiction and the creation
or maintenance of records reflecting that information

would not result in a violation of applicable

law
in the jurisdiction in which the associated person is employed or located.
41
    See the SEC   G uidance at 85 FR 6298 .
42

We

do not

give any

views in

the opinion

to matters

of US

law,

though we

understand that

information can

be
made public

pursuan
t to
requests under

the US

FOIA, and

that certain

information is

exempt from

such requests,

including (among

others): (1)

a trade

secret or
privileged or confidential commercial or financial information obtained from a person; (2) a

personnel, medical, or similar file the

release
of which would constitute a clearly unwarranted invasion of personal privacy; (3) information compiled for law enforcement purposes, the release of which (a) could reasonably be expected to interfere with law enforcement proceedings;

(b) would deprive a person of a right to a
fair trial or an impartial adjudication; (c) could reasonably be expected to constitute an unwarranted invasion of personal privacy; (d) could
reasonably

be

expected

to

disclose

the

identity

of

a

confidential

source;

(e)

would

disclose

techniques,

procedures,

or

guidelines

for
investigations or prosecutions;

or (f) could

reasonably be expected

to endanger an

individual's life or

physical safety; (4)

contained in or
related to examination, operating, or condition reports about financial institutions that the SEC regulates or supervises.
43

Available

at:
  https://www.ubs.com/global/en/investment - bank/regulatory/_jcr_content/mainpar/toplevelgrid/col1/linklist_1815406319/
link.1894740908.file/PS9jb250ZW50L2RhbS9JbnZlc3RtZW50QmFuay9kb2N1bWVudHMvaWJ0ZXJtcy90ZXJtcy1vZi1idXNpbmVzcy
5wZ GY=/terms-of-business.pdf.

0036335-0000808 UKO1: 2005491828.9